Exhibit 1.1

SECOND AMENDMENT TO DEALER MANAGER AGREEMENT

This SECOND AMENDMENT TO THE DEALER MANAGER AGREEMENT (this “Second Amendment”), effective as of July 31, 2019 (the “Effective Date”), is entered into by and among PROCACCIANTI HOTEL REIT, INC., a Maryland corporation (the “Company”), PROCACCIANTI HOTEL REIT, L.P., a Delaware limited partnership (the “Operating Partnership”) and S2K FINANCIAL LLC, a Delaware limited liability company (the “Dealer Manager”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Dealer Manager Agreement (defined below).

WHEREAS, the Company, the Operating Partnership, and the Dealer Manager are parties to that certain Dealer Manager Agreement, dated August 2, 2018, as may be amended from time to time (as amended, the “Dealer Manager Agreement”); and

WHEREAS, the Company, the Operating Partnership and the Dealer Manager desire to replace Exhibit A to the Dealer Manager Agreement to reflect the terms pursuant to which Participating Broker-Dealers will be permitted to employ a process involving the use of electronic signatures and/or electronic delivery of the Prospectus and other documents related to the offering.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Exhibit A.

Exhibit A to the Dealer Manager Agreement is hereby superseded and replaced by Exhibit A attached hereto.

2.	Governing Law.

The provisions of this Second Amendment shall be construed and interpreted in accordance with the laws of the State of New York, and venue for any action brought with respect to any claims arising out of this Second Amendment shall be brought exclusively in the courts of the State of New York and the federal courts of the United States of America located in the Borough of Manhattan, New York.

3.	Counterparts.

This Second Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

Except as expressly set forth herein, the Dealer Manager Agreement remains unmodified and unchanged and the parties hereto ratify and confirm the Dealer Manager Agreement as amended hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment effective as of the Effective Date.

PROCACCIANTI HOTEL REIT, INC.

By:	/s/ James A. Procaccianti
Name: James A. Procaccianti
Title: Chief Executive Officer

PROCACCIANTI HOTEL REIT, L.P.

By:	PROCACCIANTI HOTEL REIT, INC., its General Partner

By:	/s/ James A. Procaccianti
Name: James A. Procaccianti
Title: Chief Executive Officer

S2K FINANCIAL LLC

By:	/s/ Mary Lou Malanoski
Name: Mary Lou Malanoski
Title: Chief Financial Officer

[Signature Page to Second Amendment to the Dealer Manager Agreement]

2

EXHIBIT A

PARTICIPATING BROKER-DEALER AGREEMENT

PROCACCIANTI HOTEL REIT, INC.

Up to $550,000,000 in shares of Common Stock, $0.01 par value per share

Dated: [●]

Ladies and Gentlemen:

Subject to the terms described herein, S2K Financial LLC, as the dealer manager (the “Dealer Manager”) for Procaccianti Hotel REIT, Inc., a Maryland corporation (the “Company”), invites you (“Participating Broker-Dealer”) to participate in (1) the distribution, on a “best efforts” basis (the “Offering”), of up to $550,000,000 in shares of three different classes of the Company’s common stock, $0.01 par value per share (collectively, “Common Stock”), consisting of: (a) up to $550,000,000 in shares of Common Stock being offered to the public pursuant to the Company’s primary offering (the “Primary Offering”), comprised of (i) up to $125,000,000 in shares of Class K-I common stock (“Class K-I Shares”), (ii) up to $125,000,000 in shares of Class K common stock (“Class K Shares”), and (iii) up to $250,000,000 in shares of Class K-T common stock (“Class K-T Shares”), and (b) up to $50,000,000 in shares of Common Stock being offered to stockholders of the Company pursuant to the Company’s distribution reinvestment plan (the “DRIP”), comprised of (i) up to $12,500,000 in Class K-I Shares, (ii) up to $12,500,000 in Class K Shares and (iii) up to $25,000,000 in Class K-T Shares, and (2) the distribution, on a “best efforts” basis, of shares of any class of Common Stock offered from time to time hereafter in any subsequent public offering (each, a “Follow-On Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-11 filed with the SEC.

Unless otherwise disclosed in the Prospectus (as defined below), Class K-I Shares will be sold in the Primary Offering at an initial purchase price of $9.30 per share, Class K Shares will be sold in the Primary Offering at an initial purchase price of $10.00 per share, and Class K-T Shares will be sold in the Primary Offering at an initial purchase price of $10.00 per share, and Class K-I Shares, Class K Shares and Class K-T Shares will all be sold pursuant to the DRIP at an initial price of $9.50 per share, or at such other prices otherwise disclosed in the Prospectus. The Company reserves the right to change the offering price per share in the Offering, including the price of shares sold pursuant to the DRIP, as described in the Prospectus. The differences between the classes of shares of Common Stock and the eligibility requirements for each class of Common Stock are as set forth in the Prospectus.

As used in this participating broker-dealer agreement (this “Agreement”), (a) the term “Primary Shares” means shares of Common Stock offered and sold to the public pursuant to the Primary Offering or the primary offering of any Follow-On Offering, (b) the term “DRIP Shares” means shares of Common Stock offered to stockholders of the Company pursuant to the DRIP in effect at any time, and (c) the term “Offered Shares” means the Primary Shares, together with DRIP Shares, to be sold in the Offering or any Follow-On Offering. The Company may reallocate the Offered Shares between the Primary Shares and the DRIP shares.

The Company is the sole general partner of Procaccianti Hotel REIT, L.P., a Delaware limited partnership that serves as the Company’s operating partnership (the “Operating Partnership”). The Company will be managed by Procaccianti Hotel Advisors, LLC (the “Advisor”) pursuant to the advisory agreement entered into among the Company, the Advisor and the Operating Partnership.

1

Pursuant to the Dealer Manager Agreement (as defined below), the Company and the Operating Partnership have represented and warranted to the Dealer Manager as follows:

A registration statement on Form S-11 (File No. 333-217578), including a preliminary prospectus, for the registration of the Offered Shares to be sold in the Offering has been prepared by the Company in accordance with applicable requirements of the Securities Act, and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the SEC on May 1, 2017. The Company has prepared and filed such amendments thereto and such amended preliminary prospectuses as may have been required up to the Effective Date (as defined below) and will file such additional amendments and supplements thereto as may hereafter be required.

As used in this Agreement, (i) the term “Registration Statement” means, as of any given date, the Company’s registration statement on Form S-11 on file with and declared effective by the SEC as of such date, as amended through the Effective Date, provided, that, if the Company files any post-effective amendments to the Registration Statement following the Effective Date, the term “Registration Statement” shall refer to the Registration Statement as so amended by the last such post-effective amendment declared effective by the SEC, and provided further, that, with respect to any Follow-On Offering, the term “Registration Statement” means the registration statement filed with the SEC by the Company in accordance with applicable requirements of the Securities Act and the Securities Act Regulations for the registration of the Offered Shares to be sold in such Follow-On Offering and declared effective by the SEC, as so amended by the last such post-effective amendment declared effective by the SEC; (ii) the term “Effective Date” means the applicable date upon which the Registration Statement, or any post-effective amendment thereto, as applicable, is or was first declared effective by the SEC; (iii) the term “Prospectus” means the prospectus, on file with the SEC at the Effective Date of the Registration Statement of which such Prospectus is a part (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein); provided, however, that if the Prospectus is amended or supplemented by prospectus supplements after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Company with the SEC pursuant to Rule 424(b) or Rule 424(c) of the Securities Act Regulations shall differ from the Prospectus on file with the SEC at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed by the Company pursuant to either Rule 424(b) or Rule 424(c) of the Securities Act Regulations from and after the date on which it shall have been filed with the SEC; and (iv) the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. Notwithstanding anything herein to the contrary, unless the context indicates otherwise, the terms “Registration Statement” and “Prospectus” shall include (i) all post-effective amendments and supplements thereto, as applicable, and (ii) the documents, if any, incorporated by reference therein.

I.	Dealer Manager Agreement.

The Dealer Manager has entered into a dealer manager agreement with the Company and the Operating Partnership dated August 2, 2018 (as amended or restated from time to time , the “Dealer Manager Agreement”). Upon effectiveness of this Participating Broker-Dealer Agreement (this “Agreement”), you will become one of the Participating Broker-Dealers referred to in the Dealer Manager Agreement. Any capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Dealer Manager Agreement.

2

II.	Sale of Shares.

Participating Broker-Dealer hereby agrees to use its best efforts to sell the Primary Shares for cash on the terms and conditions stated in the Prospectus and any additional terms or conditions specified in Schedule 1 to this Agreement. Nothing in this Agreement shall be deemed or construed to make Participating Broker-Dealer an employee, agent, representative or partner of the Dealer Manager, the Company or the Operating Partnership, and Participating Broker-Dealer is not authorized to act for the Dealer Manager, the Company or the Operating Partnership or to make any representations on their behalf except as set forth in the Prospectus and any Authorized Sales Materials (as defined in Section VII herein) or other materials delivered to Participating Broker-Dealer by the Dealer Manager.

III.	Submission of Orders.

Each person desiring to purchase Primary Shares in the Offering will be required to complete and execute a subscription agreement provided by the Company to the Dealer Manager and each Participating Broker-Dealer for use in connection with the Offering (the “Subscription Agreement”) and to deliver to Participating Broker-Dealer such completed and executed Subscription Agreement together with a check, draft, wire or money (hereinafter referred to as an “instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus (or in any letter or memorandum from the Company to the Dealer Manager). Persons who purchase Primary Shares will be instructed by Participating Broker-Dealer to make their instruments of payment payable to or for the benefit of “Procaccianti Hotel REIT, Inc.” In accordance with state securities regulations, no sale of Primary Shares shall be completed until at least five (5) business days after the date on which the subscriber receives a copy of the final Prospectus.

If Participating Broker-Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Participating Broker-Dealer shall return such Subscription Agreement and instrument of payment directly to such purchaser not later than the end of the second business day following receipt by Participating Broker-Dealer.

Subscription Agreements and instruments of payment received by Participating Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(a)	where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from purchasers, then, by noon of the next business day following receipt by Participating Broker-Dealer, Participating Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company; and

(b)	where, pursuant to Participating Broker-Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Subscription Agreements and instruments of payment will be transmitted by Participating Broker-Dealer to the Final Review Office by noon of the next business day following receipt by Participating Broker-Dealer. The Final Review Office will in turn transmit such Subscription Agreements and instruments of payment to the Company or to such other account or agent as directed by the Company.

3

Participating Broker-Dealer understands that the Company and the Dealer Manager each reserves the unconditional right to reject any subscription for any or no reason.

Notwithstanding the foregoing, with respect to any Primary Shares to be purchased by a custodial account, Participating Broker-Dealer shall cause the custodian of such account to deliver a Subscription Agreement and an instrument of payment for such account directly to the Company. Participating Broker-Dealer shall furnish to the Company, as applicable, with each delivery of Subscription Agreements and instruments of payment a list of the purchasers showing the name, address, tax identification number, state of residence and dollar amount of Primary Shares to be purchased.

IV.	Participating Broker-Dealer’s Compensation.

Selling Commissions

Subject to the terms and conditions set forth herein and the volume discounts and other special circumstances described in or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution,” Participating Broker-Dealer’s selling commission for Primary Shares sold by Participating Broker-Dealer hereunder, which selling commissions shall be paid by the Dealer Manager, shall be as follows (collectively, “Selling Commissions”):

(a)       up to 7.0% of the gross proceeds from the sale of Class K Shares sold in the Primary Offering; and

(b)       up to 3.0% of the gross proceeds from the sale of Class K-T Shares sold in the Primary Offering.

The Company will not pay any Selling Commissions with respect to the sale of (i) any Class K-I Shares, (ii) any shares of any class sold to the Advisor or its affiliates, or (iii) any DRIP Shares.

For these purposes, Primary Shares shall be deemed “sold” by the Participating Broker-Dealer if and only if a transaction has closed with a securities purchaser pursuant to all applicable offering documents and the Company has thereafter distributed the applicable Selling Commission to the Dealer Manager in connection with such transaction. Participating Broker-Dealer hereby waives any and all rights to receive payment of Selling Commissions due until such time as the Dealer Manager is in receipt of such Selling Commission from the Company. Participating Broker-Dealer acknowledges and agrees that the Dealer Manager’s liability for Selling Commissions payable to Participating Broker-Dealer is limited solely to the Selling Commissions received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Primary Shares.

Participating Broker-Dealer shall be responsible for implementing the volume discounts and other special circumstances described in or otherwise provided for in the section of the Prospectus entitled “Plan of Distribution.” Requests to combine subscriptions of Primary Shares, as applicable, as a part of a combined order for the purpose of qualifying for discounts or fee waivers as described in the section of the Prospectus entitled “Plan of Distribution” must be made in writing by Participating Broker-Dealer, and any resulting reduction in Selling Commissions will be prorated among the separate subscribers.

4

Dealer Manager Fees

The Dealer Manager may reallow a portion of the dealer manager fees described in the Dealer Manager Agreement (the “Dealer Manager Fees”) to Participating Broker-Dealers as marketing fees or to defray other distribution-related expenses. The Dealer Manager’s reallowance of Dealer Manager Fees to the Participating Broker-Dealer shall be pursuant to Schedule 1 to this Agreement, if applicable. Participating Broker-Dealer acknowledges and agrees the Dealer Manager’s liability to Participating Broker-Dealer for reallowance of Dealer Manager Fees is limited solely to the Dealer Manager Fees received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Class K Shares and Class K-T Shares in the Primary Offering. The Dealer Manager’s obligation to pay any such reallowed Dealer Manager Fees that it has agreed to pay Participating Broker-Dealer will survive the termination of this Agreement, to the extent that the Dealer Manager has received or receives the portion of the Dealer Manager Fee to be reallowed from the Company, unless and until the Company has provided written notice to the Dealer Manager that the Company or its agent will assume the responsibility to pay such reallowance amounts to Participating Broker-Dealer.

Stockholder Servicing Fee

The Dealer Manager may reallow all or a portion of the stockholder servicing fee described in the Dealer Manager Agreement (the “Stockholder Servicing Fees”) to Participating Broker-Dealers. The Dealer Manager’s reallowance of Stockholder Servicing Fees to the Participating Broker-Dealer shall be pursuant to Schedule 1 to this Agreement, if applicable. Participating Broker-Dealer acknowledges and agrees the Dealer Manager’s liability to Participating Broker-Dealer for reallowance of Stockholder Servicing Fees is limited solely to the Dealer Manager Fees received by the Dealer Manager from the Company associated with Participating Broker-Dealer’s sale of Class K-T Shares sold in the Primary Offering.

The payment of reallowances of Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees to the Participating Broker-Dealer pursuant to this Agreement will be in all cases subject to the limitation that the aggregate Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and all other forms of underwriting compensation (as defined in accordance with applicable FINRA Rules) paid from any source with respect to the Offering may not exceed 10% of the gross proceeds raised from the sale of Primary Shares in the Offering as of the end of the applicable time period prescribed by applicable rules and regulations of FINRA.

The parties hereby agree that the foregoing Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, if any, are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that Participating Broker-Dealer’s interest in the Offering is limited to such Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, if any, and Participating Broker-Dealer’s indemnity referred to in Section XII herein, and, except as set forth above, that the Company is not liable or responsible for the direct payment of such Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees, if any, to Participating Broker-Dealer.

Due Diligence Expenses

As set forth in the Prospectus, the Company may reimburse Participating Broker-Dealer for reasonable bona fide due diligence expenses incurred by Participating Broker-Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Broker-Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. Participating Broker-Dealer shall provide a detailed and itemized invoice for any such due diligence expenses. Any expenses reimbursed pursuant to this Agreement will be paid or reimbursed to the Participating Broker-Dealer within thirty (30) days of the Participating Broker-Dealer’s presentation to the Company of a detailed and itemized invoice or receipt, or such other documentation as the Company reasonably deems acceptable. Notwithstanding the foregoing, the reimbursement of such due diligence expenses shall be subject in all cases to the limit on total “organizational and offering expenses” (as defined by applicable FINRA Rules).

5

Participating Broker-Dealer acknowledges that the Offered Shares shall not be included for the purposes of calculating compensation due to Participating Broker-Dealer pursuant to any arrangements other than this Agreement between Participating Broker-Dealer and the Dealer Manager or any entity controlling, controlled by, or under common control with the Dealer Manager.

Except as otherwise provided herein, all expenses incurred by Participating Broker-Dealer in the performance of Participating Broker-Dealer’s obligations hereunder, including, but not limited to, expenses related to the Offered Shares and any attorneys’ fees, shall be at Participating Broker-Dealer’s sole cost and expense.

V.	Payment.

Payments of Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees will be made by the Dealer Manager (or by the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Broker-Dealer. Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, respectively, will be paid to Participating Broker-Dealer within 30 days after receipt thereof by the Dealer Manager, or, if the Company (as the agent of the Dealer Manager) pays such Selling Commissions, Dealer Manager Fees or Stockholder Servicing Fees directly to Participating Broker-Dealer, then the Company shall pay (i) such Selling Commissions and Dealer Manager Fees within 30 days of the acceptance by the Company of orders to purchase Primary Shares sold by Participating Broker-Dealer and (ii) such Stockholder Servicing Fees within 30 days after the end of each calendar month in which such Stockholder Servicing Fees have been earned by Participating Broker-Dealer in accordance with the provisions of Schedule 1 hereto.

Participating Broker-Dealer, in its sole discretion, may authorize Dealer Manager (or the Company as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit payments of Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees and other payments due to Participating Broker-Dealer pursuant to this Agreement directly to Participating Broker-Dealer’s bank account. If Participating Broker-Dealer so elects, Participating Broker-Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.	Right to Reject Orders or Cancel Sales.

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Dealer Manager, which reserves the right to reject any order for any or no reason. Orders not accompanied by the required instrument of payment for the Primary Shares may be rejected. Issuance and delivery of the Primary Shares will be made only after actual receipt of payment therefor. In the event an order is rejected, canceled or rescinded for any reason, Participating Broker-Dealer agrees to return to the Dealer Manager any Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees theretofore paid with respect to such order, and, if Participating Broker-Dealer fails to so return any such amounts, the Dealer Manager shall have the right to offset amounts owed against future Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees due and otherwise payable to Participating Broker-Dealer.

6

VII.	Prospectus and Authorized Sales Materials.

Participating Broker-Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and any advertising and supplemental sales literature approved by the Company and to be used or delivered by the Dealer Manager or Participating Broker-Dealer in connection with the Offering, whether designated solely for “broker-dealer use only” or otherwise and regardless of how labeled or described (“Authorized Sales Materials”). The Dealer Manager will supply Participating Broker-Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as provided by the Company, as well as any Authorized Sales Materials, as provided by the Company, for delivery to prospective investors, and Participating Broker-Dealer will deliver a copy of the Prospectus (including all supplements thereto) to each prospective investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Primary Shares to such prospective investor. Participating Broker-Dealer agrees that it will not send, provide or give any supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto to that investor or has simultaneously sent, provided or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials. Participating Broker-Dealer agrees that it will not show or give to any investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Broker-Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Company other than the Prospectus and the Authorized Sales Materials. Participating Broker-Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

VIII.	License and Association Membership; Compliance with Applicable Laws.

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that Participating Broker-Dealer (a) is duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) is a member of FINRA in good standing, (c) is a broker or dealer registered as such in those states and jurisdictions where it offers or sells Primary Shares. Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement and that its independent contractors and registered representatives have all required or appropriate approvals, licenses and registrations licenses(s) to offer and sell the Primary Shares in such jurisdictions. No Primary Shares shall be offered or sold for the account of the Company in any other states or jurisdictions. This Agreement shall automatically terminate with no further action by any party hereto if Participating Broker-Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Broker-Dealer’s principal office is located. Participating Broker-Dealer agrees to notify the Dealer Manager immediately if Participating Broker-Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Broker-Dealer is currently registered or licensed. There is no provision in the Participating Broker-Dealer’s FINRA membership agreement that would prohibit or restrict the ability of the Dealer Manager to carry out the services related to the Offering as contemplated by this Agreement.

7

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that the Participating Broker-Dealer’s performance of its obligations under this Agreement shall comply with (i) the terms of this Agreement, (ii) the Securities Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, and all other federal rules and regulations applicable to the Offering and the sale of the Offered Shares, (iii) all applicable state securities or “blue sky” laws, (iv) the provisions of Section III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007 and as may be further revised and amended (the “NASAA Guidelines”), and (v) the rules set forth in the FINRA rulebook, which currently consists of rules promulgated by FINRA, the National Association of Securities Dealers and the New York Stock Exchange (collectively, the “FINRA Rules”).

Participating Broker-Dealer agrees to comply and shall comply with any applicable requirements with respect to its participation in any resales or transfers of the Offered Shares. In addition, Participating Broker-Dealer agrees that should it assist with the resale or transfer of the Offered Shares, it will fully comply with all applicable FINRA Rules and any other applicable federal or state laws.

IX.	Anti-Money Laundering Compliance Programs.

Participating Broker-Dealer’s acceptance of this Agreement constitutes a representation and warranty to the Company and the Dealer Manager that Participating Broker-Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the SEC and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Primary Shares. Participating Broker-Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Broker-Dealer submits orders to the Company. To the extent permitted by applicable law, Participating Broker-Dealer will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Primary Shares.

Upon request by the Dealer Manager at any time, Participating Broker-Dealer hereby agrees to (i) furnish a written copy of its AML Program and relevant legal requirements to the Dealer Manager for review, and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Broker-Dealer’s most recent independent testing of its AML Program. Participating Broker-Dealer further represents and warrants that (i) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act and Participating Broker-Dealer will remain in compliance with such requirements, (ii) it has Know Your Customer (KYC) policies and procedures in place, (iii) the Participating Broker-Dealer’s AML Program has been adopted by a person with sufficient authority to oversee the AML policies and procedures, and (iv) the Participating Broker-Dealer’s AML Program has education and/or training programs for officers and employees regarding AML policies and procedures. Participating Dealer shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program and has complied with the provisions of its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

8

X.	Limitation of Offer; Suitability.

Participating Broker-Dealer will: (a) offer Primary Shares only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum provided to the Participating Broker-Dealer by the Dealer Manager or the Company; (b) make offers only to persons in the jurisdictions in which the Dealer Manager is advised in writing by the Company or the Dealer Manager (on behalf of the Company) that the Primary Shares are qualified for sale or that such qualification is not required (the “Qualified Jurisdictions”); (c) only offer Primary Shares in a Qualified Jurisdiction if both such Participating Broker-Dealer and its registered representative making the offer are duly licensed to transact securities business in such Qualified Jurisdiction; (d) comply with the provisions of the FINRA Rules, as well as all other applicable Federal or state rules or regulations relating to suitability of investors, including without limitation, the provisions of Section III.C. of the NASAA Guidelines; (e) sell Class I Shares only to the extent approved by the Dealer Manager as set forth on Schedule 1 to this Agreement; (f) to the extent approved to sell Class I Shares pursuant to this Agreement, sell such shares only to those purchasers who are eligible to purchase Class I Shares as described in the Prospectus; and (g)  make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts that have been closed, accounts that are currently maintained or accounts hereafter established.

Participating Broker-Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Primary Shares to an investor, Participating Broker-Dealer shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Company) concerning such investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Broker-Dealer, or person associated with Participating Broker-Dealer, that (A) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Offered Shares, (B) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Primary Shares in the amount proposed, including loss and lack of liquidity of such investment, and (C) an investment in Primary Shares is otherwise suitable for such investor. Participating Broker-Dealer further represents, warrants and covenants that Participating Broker-Dealer, or a person associated with Participating Broker-Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Primary Shares of each proposed investor solicited by a person associated with Participating Broker-Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Broker-Dealer agrees to retain such documents and records in Participating Broker-Dealer’s records for a period of six years from the date of the applicable sale of Primary Shares, to otherwise comply with the record keeping requirements provided in Section XIV below and to make such documents and records available to (i) the Dealer Manager and the Company upon request, and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon Participating Broker-Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Broker-Dealer shall not purchase any Primary Shares for a discretionary account without obtaining the prior written approval of Participating Broker-Dealer’s customer and such customer’s completed and executed Subscription Agreement.

9

XI.	Due Diligence; Adequate Disclosure.

Prior to offering the Primary Shares for sale, Participating Broker-Dealer shall have conducted an inquiry such that Participating Broker-Dealer has reasonable grounds to believe, based on information made available to Participating Broker-Dealer by the Company or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Primary Shares. Notwithstanding the foregoing, Participating Broker-Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose or another Participating Broker-Dealer participating in the distribution of the Primary Shares pursuant to an agreement with the Dealer Manager (an “Other Dealer”), provided that: (1) Participating Broker-Dealer has reasonable grounds to believe that such inquiry was conducted with due care by said independent third party or such Other Dealer; (2) the results of the inquiry were provided to Participating Broker-Dealer with the consent of the Other Dealer conducting or directing the inquiry; and (3) no Other Dealer that participated in the inquiry is an affiliate of the Company. Participating Broker-Dealer agrees not to rely upon the efforts of the Dealer Manager in determining whether the Company has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating the Company to the extent required by federal or state laws or FINRA.

Prior to the sale of the Primary Shares, Participating Broker-Dealer shall inform each prospective purchaser of Primary Shares of pertinent facts relating to the Primary Shares including specifically the risks related to limitations on liquidity and marketability of the Primary Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Company or the Operating Partnership except as set forth in the Prospectus and any Authorized Sales Materials.

XII.	Indemnification.

For the purposes of this Section XII, an entity’s “Indemnitees” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(a)       Participating Broker-Dealer severally agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnitees, and each person who signs the Registration Statement, from and against any losses, damages, claims, expenses or liabilities (including reasonable legal and other expenses incurred in the investigation and defense thereof), joint or several (“Losses”), to which any of such parties may become subject, under the Securities Act or the Exchange Act otherwise, insofar as such Losses arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty made by Participating Broker-Dealer in this Agreement, any material breach of a covenant made by Participating Broker-Dealer in this Agreement, or any other material breach of this Agreement by the Participating Broker-Dealer or failure by Participating Broker-Dealer to perform its obligations hereunder, (b) any untrue statement or alleged untrue statement of a material fact contained in (i)  the Registration Statement or Prospectus, (ii)  any Authorized Sales Materials or (iii)  any application to qualify the Offered Shares for the offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement, the Prospectus, any Authorized Sales Materials or any Blue Sky Application or necessary to make statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the Operating Partnership or the Dealer Manager by Participating Broker-Dealer specifically for use with reference to Participating Broker-Dealer in the Registration Statement, the Prospectus any Authorized Sales Materials or any Blue Sky Application, (d) any use by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents of sales literature that is not Authorized Sales Material or any use by Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents of “broker-dealer use only” materials with members of the public, (e) in connection with the offer and sale of the Offered Shares, any untrue statement of a material fact made by Participating Broker-Dealer or its representatives or agents or omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, in each case, other than statements or omissions made in conformity with the Registration Statement, the Prospectus or any Authorized Sales Materials, or any other materials or information furnished by or on behalf of the Company, or (f) any other failure by Participating Broker-Dealer to comply with applicable FINRA Rules or SEC rules or any other applicable federal or state laws in connection with the Offering. Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such Losses. This indemnity agreement will be in addition to any liability which Participating Broker-Dealer may otherwise have.

10

(b)       Promptly after receipt by any party entitled to seek indemnification under this Section XII (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any party with an obligation to provide indemnification to such indemnified party under this Section XII (an “indemnifying party”), promptly notify in writing the indemnifying party of the commencement of such claim; provided, however, that the failure to so notify the indemnifying party will not relieve such indemnifying party from any liability under this Section XII as to the particular item for which indemnification is then being sought except to the extent that the indemnifying party is materially prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section XII(c) below) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.

(c)       An indemnifying party under this Section XII shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating on behalf of a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

11

XIII.	Contribution.

If the indemnification provided for in Section XII hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, the Dealer Manager and Participating Broker-Dealer, respectively, from the offering of the Primary Shares pursuant to this Agreement and the Dealer Manager Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company, the Operating Partnership, the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership the Dealer Manager and Participating Broker-Dealer, respectively, in connection with the offering of the Primary Shares pursuant to this Agreement and the Dealer Manager Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Primary Shares (before deducting expenses) received by the Company and the Operating Partnership, and the total Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees received by the Dealer Manager and Participating Broker-Dealer, respectively, bear to the aggregate initial price of the Primary Shares as set forth in the Registration Statement.

The relative fault of the Company, the Operating Partnership the Dealer Manager and Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Operating Partnership, the Dealer Manager or Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Dealer Manager and Participating Broker-Dealer agree that it would not be just and equitable if contribution pursuant to this Section XIII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section XIII. The aggregate amount of Losses incurred by an indemnified party and referred to above in this Section XIII shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

For the purposes of this Section XIII, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, employee, member, partner, agent and representative of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution of the Company.

Notwithstanding the provisions of this Section XIII, the Participating Broker-Dealer shall not be required to contribute any amount by which the total price at which the Primary Shares sold by them exceeds the amount of any damages which the Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

12

No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

XIV.	Compliance with Record Keeping Requirements.

Participating Broker-Dealer agrees to comply with the record keeping requirements of the Exchange Act. Participating Broker-Dealer further agrees to keep such records with respect to each investor who purchases Primary Shares, such investor’s suitability and the amount of Primary Shares sold, and to retain such records for six years or such period of time as may be required by the SEC, any state securities commission, FINRA or the Company, whichever is later. Participating Broker-Dealer agrees to promptly provide such records and documents to the Dealer Manager upon the Dealer Manager’s reasonable request.

XV.	Customer Complaints.

Participating Broker-Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Broker-Dealer copies of any written or otherwise documented customer complaints received by Participating Broker-Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Primary Shares are offered by Participating Broker-Dealer), the Offered Shares or the Company.

XVI.	Effective Date.

This Agreement will become effective upon the last date it is signed by either party hereto.

XVII.	Termination; Amendment; Entire Agreement.

Participating Broker-Dealer will immediately suspend or terminate its offer and sale of Primary Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Primary Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice pursuant to Section XX below. Such termination shall be effective 48 hours after the mailing of such written notice.

This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Broker-Dealer, and any such amendment shall be deemed accepted by Participating Broker-Dealer upon placing an order for sale of Primary Shares after it has received such notice.

This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

The respective agreements and obligations of the Dealer Manager and Participating Broker-Dealer set forth in Section IV, VII, VIII and XX of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

13

XVIII.	Assignment; Third Party Beneficiary.

Participating Broker-Dealer shall have no right to assign this Agreement or any of Participating Broker-Dealer’s rights hereunder or to delegate any of Participating Broker-Dealer’s obligations hereunder. Any such purported assignment or delegation by Participating Broker-Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Broker-Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Participating Broker-Dealer. Each of the Company and the Operating Partnership is a third party beneficiary with respect to this Agreement and may enforce their respective rights, to the extent set forth herein, against any party to this Agreement.

XIX.	Privacy Laws.

The Dealer Manager and Participating Broker-Dealer (each referred to individually in this Section XIX as a “party”) agree as follows:

(a)       Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable Federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)       Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)       The Participating Broker-Dealer party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by the Participating Broker-Dealer to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XX.	Notice.

All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, or (c) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: S2K Financial LLC, 777 Third Avenue, 28th Floor, New York, NY 10017 Attention: Neil Cohen, and to Participating Broker-Dealer at the address specified by Participating Broker-Dealer on the signature page hereto.

XXI.	Attorneys’ Fees; Applicable Law and Venue.

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York. Venue for any action (including arbitration) brought hereunder shall lie exclusively in New York, New York.

14

XXII.	Electronic Signatures and Electronic Delivery of Documents.

(a)       Electronic Signatures of Documents. If the Participating Broker-Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where the Participating Broker-Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and the North American Association of Securities Administrators (“NASAA”), including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures, as adopted by NASAA on May 8, 2017, as may be amended from time to time (the “NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures”) (collectively, “Electronic Signature Law”), to the extent the Company allows the use of Electronic Signature, in whole or in part, the Participating Broker-Dealer represents and agrees, that: (i) each Electronic Signature will be genuine, and that Participating Broker-Dealer’s delivery of any Offering document containing an Electronic Signature to the Dealer Manager or the Company constitutes the Participating Broker-Dealer’s representation that such Electronic Signature is genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other document to which such Electronic Signature is affixed; and (iii) the Participating Broker-Dealer will comply with applicable Electronic Signature Law.

(b)       Electronic Delivery of Documents. If the Participating Broker-Dealer intends to use electronic delivery to distribute the Prospectus or Offering documents to any person, the Participating Broker-Dealer agrees and acknowledges that it will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA and state securities administrators and any other laws or regulations related to the electronic delivery of prospectuses, including the NASAA Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures. The Participating Broker-Dealer agrees that it shall obtain and document its receipt of the informed consent of individuals seeking to invest in the Offering prior to delivering the Prospectus in electronic format to such individuals, which documentation shall be maintained by the Participating Broker-Dealer and made available to the Company and/or the Dealer Manager upon request.

(c)       Participating Broker-Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in the Agreement (as amended by this Amendment) and the Dealer Manager Agreement. Participating Broker-Dealer represents that the Company may accept Electronic Signatures without any responsibility to verify or authenticate that it is the signature of the Participating Broker-Dealer’s client given with such client’s prior authorization and consent. Participating Broker-Dealer represents that the Company may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that the Participating Broker-Dealer’s client received all disclosures required by applicable Electronic Signature Law. Participating Broker-Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request of the Company.

15

(d)       If the Participating Broker-Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, to the extent the Company allows the use of Electronic Signature, Participating Broker-Dealer, for itself and its successors and permitted assigns, covenants and agrees that:

1.	The Participating Broker-Dealer has selected an appropriate electronic signature technology that: (a) adheres to applicable Electronic Signature Law; (b) provides a visible indication that an Electronic Signature was affixed to the relevant document and displays the date on which such Electronic Signature was affixed thereto; (c) employs an authentication process to establish signer’s identity and authority to sign (the “Authentication Process”); (d) prevents the Electronic Signature from repudiation; (e) protects the signed record from undetected and unauthorized alteration after signing; (f) requires the signer to scroll to the bottom of each page of any document to be signed before advancing to the next page; (g) requires the signer to separately sign or initial each representation made in the subscription agreement; and (h) utilizes a password protected interface to provide client access to documents to be signed electronically or which have previously been signed electronically. The Authentication Process will comply with the Customer Identification Program requirements of the USA PATRIOT Act.

2.	(a) The Participating Broker-Dealer shall advise clients that participation in the Electronic Signature program is optional and that participation in the Electronic Signature program is not a condition for participation in any investment; (b) investors must expressly opt–in to the Electronic Signature program to participate; (c) any investor that fails to make an election for participation in the Electronic Signature program will execute paper subscription documents; (d) investors may terminate their participation in the Electronic Signature program at any time; (e) investors that elect to participate in the Electronic Signature program will have the ability to elect to receive the Prospectus and other materials electronically or in paper form; (f) the same investment opportunities will be available to the investor, regardless of whether the investor participates in the Electronic Signature program; (g) the use of Electronic Signatures will not affect the Participating Broker-Dealer’s obligation to make the suitability determinations that are required under this Agreement and the Dealer Manager Agreement; and (h) the Participating Broker-Dealer maintains and will comply with written policies and procedures covering its use of Electronic Signatures.

3.	The Participating Broker-Dealer or its designee will maintain a copy (the “Record”) of each Electronic Signature used to execute a transaction and/or request for the life of the account and for the time period required by law after the account is closed. The Participating Broker-Dealer will provide such Record to the Company and/or the Dealer Manager upon reasonable request. Supporting documentation for the use of any Electronic Signature will be maintained and available to the Company and/or the Dealer Manager upon request. The Participating Broker-Dealer will maintain all Records in accordance with applicable recordkeeping obligations under state and federal securities laws and regulations and all applicable FINRA rules and regulations.

4.	Electronic Signature may only be used to the extent permitted by the Company.

5.	The consent of the Participating Broker-Dealer’s client as investor will be obtained for the use of Electronic Signature prior to delivery of any Electronic Signature to the Participating Broker-Dealer Manager or the Company. For each transaction and/or request submitted, the signer must be informed that an Electronic Signature is being created. If a party must sign or initial a single document in more than one place, a separate signature or expression of intent to sign will be obtained for each location where a signature is required. If multiple documents are to be signed, a separate signature or expression of intent to sign will be obtained for each document.

16

6.	If Electronic Signature credentials may be used multiple times, the Participating Broker-Dealer shall use a procedure to identify and de-activate expired, withdrawn or compromised signer credentials. Participating Broker-Dealer shall establish procedures for removing Electronic Signature credentials when an investor no longer wishes to participate in the use of Electronic Signature.

(e)          The Participating Broker-Dealer hereby agrees to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager and each of their respective Indemnitees, from and against any and Losses to which any of such parties may become subject, under the Securities Act or the Exchange Act otherwise, insofar as such Losses arise out of or are based upon Participating Broker-Dealer’s breach or violation of any representation, covenant or agreement set forth in this Section XXII.

[Signatures on following pages.]

17

IN WITNESS WHEREOF, the parties hereto have caused this Participating Broker-Dealer Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

S2K FINANCIAL LLC

By:
Name:
Title:

We have read this Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified on Schedule 3 to this Agreement represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Participating Broker-Dealer:

Full Legal Name:

Type of Entity:

Organized in the State of:

Tax Identification Number:

FINRA/CRD Number:

18

2.	Any notice under this Agreement will be deemed given pursuant to Section XX hereof when delivered to Participating Broker-Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)

Street Address:

City, State and Zip Code:

Telephone No.:	( )

Facsimile No.:	( )

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:
Name:
Title:

Date: ______________

19

SCHEDULE 1
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH

[_]

NAME OF COMPANY:

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO PARTICIPATING BROKER-DEALER AGREEMENT DATED:	[_], 2019

The following reflects the reallowances of Dealer Manager Fees and Stockholder Servicing Fees as agreed upon between the Dealer Manager and the Participating Broker-Dealer, effective as of the effective date of the Participating Broker-Dealer Agreement (the “Agreement”) between the Dealer Manager and the Participating Broker-Dealer. Any capitalized terms used and not defined in this Schedule 1 shall have the meanings given to such terms in the Agreement.

Participating Broker-Dealer is authorized to sell [Class K-I Shares, Class K Shares and Class K-T Shares] in accordance with the terms and conditions of the Agreement.

A.	Terms and Conditions of the Reallowance of Dealer Manager Fees.

Pursuant to Section IV of the Agreement, as marketing fees and to defray other distribution-related expenses, the Dealer Manager will reallow to Participating Broker-Dealer a portion of the Dealer Manager Fees received by the Dealer Manager equal to [_]% of the gross cash proceeds received from the sale of Class K-I Shares, Class K Shares and Class K-T Shares by Participating Broker-Dealer in the Primary Offering. Participating Broker-dealer acknowledges that no Dealer Manager Fees will be paid with respect to the sale of DRIP Shares or the sale of any shares of any class to the Advisor or its affiliates.

The amount of any reallowance of Dealer Manager Fees shall be in addition to the Selling Commissions, Stockholder Servicing Fees and any other compensation provided for in Section IV of the Agreement and shall be due and payable at the same time as the Selling Commissions, as more fully described in Section V of the Agreement.

Participating Dealer will provide Dealer Manager with access to Participating Broker-Dealer’s web page. Participating Broker-Dealer will also provide Dealer Manager with updated lists of Participating Broker-Dealer’s registered representatives, including names, addresses, and telephone numbers; lists of newly hired and recently terminated registered representatives; copies of Participating Broker-Dealer’s sales and market share reports; and copies of Participating Broker-Dealer’s conference calendars.

A-1

Dealer Manager will have reasonable access to Participating Broker-Dealer’s registered representatives and will have the opportunity to invite registered representatives associated with Participating Broker-Dealer to educational, training, and due diligence conferences and meetings sponsored by the Dealer Manager, subject to Participating Broker-Dealer’s applicable broker-dealer compliance approval procedures.

B.	Terms and Conditions of the Reallowance of Stockholder Servicing Fees.

If the participating Broker-Dealer is authorized to sell Class K-T Shares:

The reallowance of the Stockholder Servicing Fee to Participating Broker-Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time.

Eligibility to receive the Stockholder Servicing Fee with respect to the Class K-T Shares sold by Participating Broker-Dealer is conditioned upon Participating Broker-Dealer acting as broker-dealer of record with respect to such Class K-T Shares and complying with the requirements set forth below:

(1)	the existence of an effective Participating Broker-Dealer Agreement or Servicing Agreement (as defined below) between the Dealer Manager and the Participating Broker-Dealer; and

(2)	the provision of the following services with respect to such Class K-T Shares:

(a)	providing ongoing or regular account or portfolio maintenance for stockholders;

(b)	assisting with recordkeeping;

(c)	responding to investor inquiries regarding dividend payments;

(d)	providing services to investors related to the Company’s share repurchase program; and

(e)	offering to meet with stockholders to provide overall guidance on the stockholder’s investment or to answer questions about account statements or valuations.

In connection with this provision, the Participating-Broker Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager, and its agents confirming the provision of services to stockholders holding Class K-T Shares upon reasonable request.

The Participating Broker-Dealer hereby represents by its acceptance of each payment of the Stockholder Servicing Fee that it complies with each of the above requirements and is providing the above-described services. The Participating Broker-Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class K-T Shares giving rise to such Stockholder Servicing Fees or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein and in the Prospectus, from and after the sale by Participating Broker-Dealer of Class K-T Shares in the Primary Offering, the Dealer Manager will reallow to Participating Broker-Dealer during the term of this Agreement a portion of the Stockholder Servicing Fee received by the Dealer Manager with respect to such Class K-T Shares. For each day during the applicable calendar month for which the Stockholder Servicing Fee is calculated on such Class K-T Shares, the Stockholder Servicing Fee reallowed to Participating Broker-Dealer shall equal (A) [_]% multiplied by (B) 1/365th of 1.0% of the estimated NAV per each such Class K-T Share.

2

To the extent payable, the Stockholder Servicing Fee will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Stockholder Servicing Fee and the Participating Broker-Dealer’s compliance with the conditions for the payment of the Stockholder Servicing Fee will be made by the Dealer Manager in its sole discretion.

Participating Broker-dealer acknowledges that no Stockholder Servicing Fees will be paid with respect to the sale of Class K-T Shares pursuant to the DRIP, or the sale of any Class K-T Shares to the Advisor or its affiliates.

The Company will cease paying the Stockholder Servicing Fee with respect to all outstanding Class K-T Shares sold in the Primary Offering at the earlier of: (i) the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the aggregate underwriting compensation (as defined in accordance with applicable FINRA Rules) paid from all sources in connection with the Offering exceeds 10% of the gross proceeds from the sale of Offered Shares in the Primary Offering, (ii) the listing of the Class K-I Shares, Class K Shares or Class K-T Shares (or any other class or series of the Company’s stock) on a national securities exchange, or (iii) the merger or consolidation of the Company or the sale of all or substantially all of the Company’s assets.

Without limitation of the foregoing, the Company will cease paying the Stockholder Servicing Fee with respect to any individual outstanding Class K-T Share sold in the Primary Offering at the earlier of: (i) the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the total underwriting compensation (as defined in accordance with applicable FINRA Rules), including Selling Commissions, Dealer Manager Fees and Stockholder Servicing Fees, paid with respect to such Class K-T Share would be in excess of 10% of the total gross purchase price paid for such Class K-T Share in the Primary Offering, (ii) the end of the month in which the Company’s transfer agent, on the Company’s behalf, determines that the total Stockholder Servicing Fee paid with respect to such Class K-T Share would be in excess of 3.0% of the total gross purchase price paid for such Class T Share in the Primary Offering, and (iii) the date on which such Class K-T Share is repurchased by the Company.

Notwithstanding the foregoing, subject to the terms of the Prospectus, on the date on which the Dealer Manager is notified that the Participating Broker-Dealer is no longer the broker-dealer of record with respect to any Class K-T Shares or that the Participating Broker-Dealer no longer satisfies any or all of the conditions established for the payment of the Stockholder Servicing Fee with respect to any Class K-T Shares, then Participating Broker-Dealer’s entitlement to the Stockholder Servicing Fees related to such Class K-T Shares shall cease, and Participating Broker-Dealer shall not receive the Stockholder Servicing Fee for any portion of the month in which Participating Broker-Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class K-T Shares made in connection with a change in the registration of record for the Class K-T Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Participating Broker-Dealer shall be entitled to a pro rata portion of the Stockholder Servicing Fees related to the Class K-T Shares, as applicable, for the portion of the month for which the Participating Broker-Dealer was the broker-dealer of record.

3

Thereafter, such Stockholder Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class K-T Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Participating Broker-Dealer Agreement or similar agreement with the Dealer Manager (a “Servicing Agreement”) and such Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of the Stockholder Servicing Fee to other broker-dealers who provide services with respect to the Class K-T Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The amount of any reallowance of Stockholder Servicing Fees is in addition to the Selling Commissions, Dealer Manager Fees and any other compensation provided for in Section IV of this Agreement.

“DEALER MANAGER”

S2K FINANCIAL LLC

By:
Name:
Title:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:
Name:
Title:
Date:

4

SCHEDULE 2
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[ ]

NAME OF COMPANY:

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE TO AGREEMENT DATED:	[ ], 2019

Participating Broker-Dealer hereby authorizes the Dealer Manager or its agent to deposit Selling Commissions, Dealer Manager Fees, Stockholder Servicing Fees and any other payments due to it pursuant to the Participating Broker-Dealer Agreement to the bank account specified below. This authority will remain in force until Participating Broker-Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Broker-Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Broker-Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING BROKER-DEALER”

(Print Name of Participating Broker-Dealer)

By:

Name:

Title:

Date:

5

SCHEDULE 3
TO
PARTICIPATING BROKER-DEALER AGREEMENT WITH
[ ]

Participating Broker-Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Nebraska

☐	Alaska	☐	Nevada

☐	Arizona	☐	New Hampshire

☐	Arkansas	☐	New Jersey

☐	California	☐	New Mexico

☐	Colorado	☐	New York

☐	Connecticut	☐	North Carolina

☐	Delaware	☐	North Dakota

☐	District of Columbia	☐	Ohio

☐	Florida	☐	Oklahoma

☐	Georgia	☐	Oregon

☐	Hawaii	☐	Pennsylvania

6

☐	Idaho	☐	Puerto Rico

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virgin Islands

☐	Massachusetts	☐	Virginia

☐	Michigan	☐	Washington

☐	Minnesota	☐	West Virginia

☐	Mississippi	☐	Wisconsin

☐	Missouri	☐	Wyoming

☐	Montana

7